UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2021

(Exact name of Registrant as Specified in its Charter)

001-35368
(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
33 Kingsway
London, United Kingdom
WC2B 6UF
(Address of Principal Executive Offices)
44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 18, 2021, M. William Benedetto expressed his intention to not stand for re-election to the Board of Directors of Capri Holdings Limited (the “Company”) at the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) of the Company, and his term will therefore end at the conclusion of the 2021 Annual Meeting on July 28, 2021 (subject to any adjournment or postponement thereof). Mr. Benedetto is retiring and his determination to not stand for re-election is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On May 18, 2021, the Board of Directors (the “Board”) of the Company appointed Marilyn Crouther to the Board and designated her as a member of the Audit Committee and the Compensation and Talent Committee with effect from June 1, 2021. Ms. Crouther will be a Class I director and will be up for election at the 2021 Annual Meeting. If elected at the 2021 Annual Meeting, she will continue to serve as a Class I director until the Company’s annual meeting of shareholders in 2024 and until the election and qualification of her successor in office.

There is no arrangement or understanding between Ms. Crouther and any other person pursuant to which she was selected as a director of the Company, and there have been no transactions since the beginning of the Company’s last fiscal year, or that are currently proposed, that are required to be disclosed by Item 404(a) of Regulation S-K.

In connection with Ms. Crouther’s appointment to the Board, and in accordance with the Company’s standard compensation arrangements for non-employee directors, Ms. Crouther will be entitled to an annual cash retainer of $90,000, an annual fee of $12,500 for each committee on which she serves as well as an annual equity grant of restricted share units (“RSUs”) with a grant date fair market value of $150,000 made on the date of the 2021 Annual Meeting. These RSUs vest on the earlier of the first anniversary of the date of grant and the date of the annual shareholder meeting that occurs in the calendar year following the date of grant, and will vest pro rata based on the number of days of service between the date of grant and the termination date if the director terminates service (other than for cause) prior to the vesting date. In the event the director’s service terminates by reason of death or disability, all outstanding RSUs shall vest on the date of such death or disability.

As a result of Ms. Crouther’s appointment and Mr. Benedetto’s retirement, the Board also determined that, effective June 1, 2021, the size of of the Board shall be increased from eight to nine, and then effective at the conclusion of the 2021 Annual Meeting, the size of the Board shall be decreased back to eight directors.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
99.1	Capri Holdings Limited Press Release, dated May 19, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: May 19, 2021
	By:	/s/ Krista A. McDonough
	Name:	Krista A. McDonough
	Title:	Senior Vice President, General Counsel & Chief Sustainability Officer